CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Master Trust

We consent to the use of our reports dated July 26, 2019, with respect to the financial statements of Wells Fargo C&B Large Cap Value Portfolio, Wells Fargo Core Bond Portfolio, Wells Fargo Disciplined Large Cap Portfolio, Wells Fargo Diversified Large Cap Growth Portfolio, Wells Fargo Emerging Growth Portfolio, Wells Fargo Index Portfolio, Wells Fargo International Growth Portfolio, Wells Fargo International Value Portfolio, Wells Fargo Large Company Value Portfolio, Wells Fargo Managed Fixed Income Portfolio, Wells Fargo Real Return Portfolio, Wells Fargo Small Company Growth Portfolio, and Wells Fargo Small Company Value Portfolio, thirteen of the portfolios comprising Wells Fargo Master Trust, as of May 31, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 25, 2019